UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

The ADT Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01.	Other Events.

On March 5, 2014, The ADT Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce Fenner & Smith Incorporated, as representative for the several underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale of $500,000,000 principal amount of the Company’s 4.125% Senior Notes due 2019 (the “Notes”).

The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the offering of the Notes, respectively. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes offering is expected to close, subject to customary closing conditions, on March 19, 2014.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2014, between the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representative of the several underwriters named in the agreement, pertaining to the offer and sale of Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2014, between the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representative of the several underwriters named in the agreement, pertaining to the offer and sale of Notes.